FOR IMMEDIATE RELEASE

Today, Pioneer Capital Associates, Inc. elected to file its initial SB-2 registration statement on a voluntary basis in order to become a reporting company under the Securities Act of 1933. Doing so opens opportunities and affiliations previously unavailable to the Company

The Company Directors and Officers intend to offer 5,000,000 of the Company common stock to be sold at $0.20 pre share for a gross price of $1,000,000.

The proceeds from this initial offering will be allocated to the general operating account for development of new business and planned expansion.

The Company will close the offering on the earlier of (1) the date all of the 5,000,000 shares are sold, or (2) the one-year anniversary of the date of this prospectus.

There is no public market for the Company common stock. Although Pioneer intends to apply for trading of our common stock on the OTC Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders and us.

About Pioneer

Pioneer was created in April 2000 and from that date has been providing wide ranging financial services to startup as well as successful private companies that were seeking the public equity market as a means of enhancing their expansion and growth. The Company business goal is to focus on providing financial and consulting services to companies with respect to investment, mergers, acquisitions, raising capital in the public markets and on the Internet.

Further, details available at wwww.pioneer-capital.net or ir@pioneer-capital.net.

Certain matters discussed in this release are forward-looking statements that involve risks and uncertainties, and actual results may be different. The Company undertakes no obligation to publicly release as of the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Any statements that are not historical facts are forward-looking statements that involve risks and uncertainties; actual results may differ from the forward-looking statements. Sentences or phrases that use such words as "believes," "anticipates," "plans," "may," "hopes," "can," "will," "expects," "is designed to," "with the intent," "potential" and others indicate forward-looking statements, but their absence does not mean that a statement is not forward-looking. Factors that could have a material and adverse impact on actual results will be described in the Company's initial SB-2 February 8, 2007 and future annual reports on Form 10-K filings with the Securities and Exchange Commission under the heading "Risk Factors."

CONTACT:
Investor Relations
ir@pioneer-capital.net